UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK FUNDS III

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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John Hancock Tax-Advantaged Global Shareholder Yield Fund (HTY)

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning an important merger proposal affecting your fund, which will be considered at a Special Meeting of Shareholders of the funds on April 15, 2024 at 2:00 p.m., Eastern Time. The Meeting will be held at the principal offices of the Acquired Fund, 200 Berkeley Street, Boston, Massachusetts 02116. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

YOUR FUND’S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Your vote is very important. We encourage you as a shareholder to participate in your fund’s governance by returning your vote as soon as possible. If enough shareholders fail to cast their votes, a fund may not be able to hold its Meeting or the vote on the merger and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation. Because your vote is critical, our outreach to you will continue until there is sufficient voting.

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1- 888-815-3894.

View or download the proxy materials: https://www.proxy-direct.com/jhi-33764

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

R1_33764_S82640

CFS FOR VOTE—OUTBOUND CALL FLOW Hello, I am trying to reach < SH Full Name >. Am I speaking to them? If yes, confirm SH identity My name is < First Name, Last name > and I am calling on a recorded line regarding your investment in the John Hancock Tax-Advantaged Global Shareholder Yield Fund. < Use Alternate Scripting if appropriate > Materials were sent to you (via email, if applicable) regarding the upcoming shareholder meeting and at this time we have not received your vote. The Board is recommending a vote in favor. Would you like to vote along with the recommendations of the Board? Who’s Calling? (prior to confirming SH) My name is < First name, Last name > and I’m calling on a recorded line regarding an upcoming shareholder meeting for the John Hancock Funds. Is < SH Full Name > available? We are just following up on some materials that were mailed to them. Is < SH Full Name > available? If a third party needs more info If No / SH Declines to Vote What am I voting on? < Use Appropriate Rebuttal followed by> Would you like to vote along with the recommendations of the Board? Thank you. I am recording a < For / Against / Abstain > vote on your John Hancock Funds investment(s) and will send a printed confirmation <for each> to < Registration Street address >. For confirmation purposes, may I have your city, state and zip code? < note: if SH declines, we can accept vote with correct zip or city > If Households for additional SHs: Thank you. I see that < Other SH Name > also holds this investment. May I speak to them? < If appropriate > We can be reached at 888-815-3894 and are available weekdays between 9am and 11pm EST and between noon and 6pm EST on Saturday. If yes / If vote direction is given Thank you for your time. Have a great < day / evening >. If Households for same SH: I see you have additional investments with John Hancock Funds. Would you like to vote the same way on those investments? Thank you for your time and your vote. Have a great < day / evening >.

PO Box 43131

Providence, RI 02940-3131

RESPONSE NEEDED

Re: Your investment in John Hancock Tax-Advantaged Global Shareholder Yield Fund (HTY)

Dear Shareholder:

We have been trying to contact you regarding an important proposal regarding to your investment in John Hancock Tax-Advantaged Global Shareholder Yield Fund (HTY).

Please call us toll-free at

1- 888-815-4988

Please respond as soon as possible with the Reference Number listed above. The call will take only a few moments.

You WILL NOT be asked for confidential information and your call will be recorded for your protection.

Hours of Operation:

•	Monday through Friday - 10:00 a.m. to 11:00 p.m. ET

•	Saturday - 12:00 p.m. to 6:00 p.m. ET

Thank you in advance for your participation.